Exhibit 99 (a)(1)(M)

SECOND AMENDED AND RESTATED

NOTICE OF GUARANTEED DELIVERY

OF $11.50 WARRANTS OF

RMG NETWORKS HOLDING CORPORATION

PURSUANT TO THE OFFER DATED FEBRUARY 18, 2014

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

•

Warrants are not immediately available or Warrant holders cannot deliver Warrants to Continental Stock Transfer & Trust Company (the “Depositary” ) prior to the Expiration Date (as defined in the Offer Letter), or

•

The procedure for book-entry transfer cannot be completed on a timely basis, or

•

Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

The Second Amended and Restated Offer Letter and Consent Solicitation dated February 18, 2014 (the “Offer Letter”) and the related Second Amended and Restated Letter of Transmittal and Consent, as amended or supplemented from time to time, together constitute the “Offer.”

TO: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

17 Battery Place

New York, New York 10004

Attention: Corporate Actions Department

Facsimile: (212) 616-7610

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary. See Section 2 of the Offer Letter.

For this notice to be validly delivered, it must be received by the Depositary at the above address before the Offer expires. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you exchange, upon the terms and subject to the conditions described in the Offer and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of Warrants specified below pursuant to the guaranteed delivery procedure described in Section 2 of the Offer Letter.

NUMBER OF WARRANTS EXCHANGED:
SIGNATURES
Signatures:

Name(s) of Warrant Holders(s):

(please type or print)
Certificate Nos:
Address:
(Include Zip Code)
Daytime Area Code and Telephone Number:
Date: 2014
If Warrants will be delivered by book-entry transfer, provide the Account Number.
Account Number(s):

GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the Shares tendered, in proper form for transfer, or a confirmation that the Warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer Letter into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three NASDAQ Global Market trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Warrants to the Depositary within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Print)

Title:

Address:

Area Code(s) and Telephone Number(s)

Dated: , 2014

NOTE: DO NOT SEND WARRANTS WITH THIS FORM. WARRANTS SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.